Exhibit 5.1

Dentons Bingham Greenebaum LLP 2700 Market Tower 10 West Market Street Indianapolis, IN 46204 United States dentons.com

September 25, 2026

First Merchants Corporation

200 East Jackson Street

Muncie, Indiana 47305

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to First Merchants Corporation, an Indiana corporation (the “Company”), in connection with the public offering of $100,000,000 aggregate principal amount of its 6.750% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Notes”) to be issued under the Indenture, dated as of the date hereof, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), together with a First Supplemental Indenture thereunder, dated the date hereof (collectively, the “Indenture”).

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined: (a) the Registration Statement on Form S-3ASR (File No. 333-298983), filed by the company with the Securities and Exchange Commission (the “SEC”) on September 17, 2026, including each exhibit (including those exhibits incorporated by reference) constituting a part of the Registration Statement; (b) the prospectus, dated September 17, 2026 (the “Base Prospectus”), relating to debt securities and other securities of the Company, which forms a part of and is included in the Registration Statement; (c) the preliminary prospectus supplement, dated September 23, 2026 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Notes, in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933 (the “Rules and Regulations”); (d) the prospectus supplement, dated September 23, 2026 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the offering of the Notes, in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations; (e) the Company’s Articles of Incorporation, as amended to the date hereof (the “Articles”); (f) the Company’s Bylaws, as amended to the date hereof (the “Bylaws”); (g) resolutions adopted by the Company’s Board of Directors and committees thereof (the “Resolutions”) relating to, among other matters, approval of the filing of the Registration Statement, the execution and delivery of the Indenture and the issuance of the Notes; (h) an executed copy of the Indenture; (i) the global certificate evidencing the Notes, executed by the Company and registered in the name of Cede & Co. (the “Note Certificate”), delivered by the Company to the Trustee for authentication and delivery; (j) an executed copy of the Underwriting Agreement, dated September 23, 2026 (the “Underwriting Agreement”), by and between the Company and Piper Sandler & Co., as representative of the several underwriters named in Schedule I thereto; and (j) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion.

For purposes of the opinions contained herein, we have assumed with respect to all documents examined by us the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, conformed, photostatic or telefacsimile copies. We also have assumed with respect to all documents examined by us which contained facsimile signatures that such signatures were the original signature of the party and have

First Merchants Corporation

September 25, 2026

the same force and effect as an original signature. In addition, in making our examination of the documents related to the subject matter hereof and the documents described herein which have been executed by parties other than the Company, we have assumed that all such other parties had the power to enter into and perform all obligations thereunder, that all such other parties were duly authorized by all requisite action to execute, deliver and perform their respective obligations thereunder, that all signatories on all such documents were duly qualified and incumbent parties with the proper authority to execute all such documents, and the due execution and delivery of all such documents and the validity, binding effect and enforceability of all such documents on such other parties in accordance with their respective terms.

As to any facts material to our opinion which we did not independently establish or verify, we have been furnished with and have relied upon certificates of officers and other representatives of the Company.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, the Note Certificate has been duly authorized by all requisite corporate action on the part of the Company and, when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificate will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the States of New York and Indiana as in effect on the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement, the Preliminary Prospectus or the Prospectus or any related prospectus or other offering material regarding the Company or the Notes or their offering and sale.

The opinions expressed above are subject to the following qualifications:

A. Our opinions with respect to the legality, validity, binding effect, and enforceability of the Indenture or Note Certificate and any rights granted therein or thereunder are subject to the effect of any applicable state and/or federal bankruptcy, insolvency, readjustment of debt, receivership, fraudulent conveyance and equitable subordination, reorganization, moratorium, equity of redemption, or similar laws now or hereafter in effect governing or affecting debtors’ and creditors’ rights or remedies generally and to the effect of general principles of equity and matters of public policy (regardless of whether considered in a proceeding in equity or at law), including (without limitation) concepts of materiality, reasonableness, good faith, and fair dealing. Without limiting the generality of the foregoing exceptions, we express no opinion with respect to the availability of the remedies of specific performance, injunctive relief or of any other equitable remedy. In addition, the enforcement of any indemnification or contribution provisions contained in the Agreement, Indenture or Notes may be limited under applicable laws and certain remedies may not be available in the case of a non-material breach.

B. We express no opinion as to the enforceability of provisions of the Indenture or Note Certificate relating to (i) consents or waivers as to jurisdiction, (ii) consents or waivers of service of process, (iii) the validity or enforceability of any purported waiver or purported consent relating to any rights of the Company or duties owed to it, existing as a matter of law, (iv) self-help provisions, (v) waiver of constitutional rights, and (vi) choice of law provisions.

C. We express no opinion as to any provisions in the Indenture or Note Certificate insofar as they purport to provide that any party (i) may have rights to the payment or reimbursement of attorneys’ fees and litigation expenses, except to the extent that a court determines that such fees are reasonable and such provision is enforceable, or (ii) may have rights to the payment of any sum of liquidated damages.

First Merchants Corporation

September 25, 2026

D. We express no opinion as to whether the execution or delivery of the Indenture or Note Certificate by the Company, or the performance by the Company of its obligations thereunder will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

E. This opinion letter is limited to matters expressly stated herein and no opinion is inferred or may be implied beyond the matters expressly stated. This opinion letter does not constitute a guarantee of, or security for, the obligations created pursuant to the Indenture or Note Certificate and by rendering this opinion letter we are not guaranteeing or insuring performance of said transaction.

F. This opinion letter is based on and relies upon the current facts and the current status of the law, and is subject in all respects to, and may be limited by, after the date hereof, changes in the facts, further rules, regulations and legislation, as well as developing case law. We assume no obligation to notify any person of changes in facts or law occurring or coming to our attention after the delivery of this opinion letter, whether or not deemed material.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion letter with the SEC as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Dentons Bingham Greenebaum LLP

DENTONS BINGHAM GREENEBAUM LLP

JEH/DBW